UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2011, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Fifth Amendment (the “Fifth Amendment”), dated as of July 5, 2011, to its Revolving Credit and Term Loan Agreement (as amended, the “Credit Agreement”), with Union Bank, N.A., as administrative agent and lender (“Union Bank”), and Branch Banking & Trust Company (together with Union Bank, the “Lenders”). The Fifth Amendment, among other things, (i) eliminates the $10,000,000 borrowing reserve against the revolving facility under the Credit Agreement and (ii) permits the Registrant to forego including Fenwick Automotive Products Limited, Introcan Inc. and Fapco S.A. de C.V. as subsidiaries of the Registrant for the purposes of determining compliance with the Registrant’s financial covenants under the Credit Agreement for the fiscal quarters ending June 30, 2011 and September 30, 2011.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the terms of the Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fifth Amendment to the Revolving Credit and Term Loan Agreement, dated as of July 5, 2011, by and among Motorcar Parts of America, Inc., Union Bank, N.A., and Branch Banking & Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: July 13, 2011	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX

10.1	Fifth Amendment to the Revolving Credit and Term Loan Agreement, dated as of July 5, 2011, by and among Motorcar Parts of America, Inc., Union Bank, N.A., and Branch Banking & Trust Company.